UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting material pursuant to Section 240.14a-11(c) of Section 240.14a-12.
Commission File No. 0-20845
BIG BUCK BREWERY & STEAKHOUSE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Big Buck Brewery & Steakhouse, Inc.
550 South Wisconsin Street
Gaylord, Michigan 49734

October 22, 2003

Dear Shareholder:

I am pleased to invite you to attend the annual meeting of shareholders of Big Buck Brewery & Steakhouse, Inc., to be held at the Big Buck Brewery & Steakhouse, 2550 Takata Drive, Auburn Hills, Michigan 48326, on Monday, December 1, 2003, at 10:00 a.m. local time.

At the annual meeting you will be asked to vote for the election of five directors and to ratify the appointment of our independent auditors for the fiscal year ending December 28, 2003. I encourage you to vote for the nominees for director and for ratification of the appointment of independent auditors.

Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope.

Sincerely,

BIG BUCK BREWERY & STEAKHOUSE, INC.

Anthony P. Dombrowski
President, Chief Executive Officer,
Chief Financial Officer and Treasurer

Big Buck Brewery & Steakhouse, Inc.
550 South Wisconsin Street
Gaylord, Michigan 49734

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
DECEMBER 1, 2003

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Big Buck Brewery & Steakhouse, Inc., a Michigan corporation, will be held at the Big Buck Brewery & Steakhouse, 2550 Takata Drive, Auburn Hills, Michigan 48326, on Monday, December 1, 2003, at 10:00 a.m. local time, for the following purposes, as more fully described in the accompanying proxy statement:

1.                 To elect five directors for the ensuing year and until their successors shall be elected and duly qualified;

2.                 To ratify the appointment of Plante & Moran, PLLC as our independent auditors for the fiscal year ending December 28, 2003; and

3.                 To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on October 14, 2003, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

Sincerely,

BIG BUCK BREWERY & STEAKHOUSE, INC.

Anthony P. Dombrowski
President, Chief Executive Officer,
Chief Financial Officer and Treasurer

Gaylord, Michigan October 22, 2003

Big Buck Brewery & Steakhouse, Inc.
550 South Wisconsin Street
Gaylord, Michigan 49734

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
DECEMBER 1, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Big Buck Brewery & Steakhouse, Inc. for use at the annual meeting of shareholders to be held at the Big Buck Brewery & Steakhouse, 2550 Takata Drive, Auburn Hills, Michigan 48326, on Monday, December 1, 2003, at 10:00 a.m. local time, or at any adjournment or postponement thereof. All shares of common stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the annual meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director named herein and for ratification of the appointment of independent auditors for the fiscal year ending December 28, 2003. If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the annual meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

The notice of annual meeting, this proxy statement and the related proxy card are first being mailed to shareholders on or about October 22, 2003.

Record Date and Outstanding Common Stock

The board of directors has fixed the close of business on October 14, 2003, as the record date for determining the holders of outstanding common stock entitled to notice of, and to vote at, the annual meeting. On that date, there were 861,997 shares of common stock issued, outstanding and entitled to vote.

Revocability of Proxies

Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (a) executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than the proxy with our corporate secretary before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Big Buck Brewery & Steakhouse, Inc., 550 South Wisconsin Street, Gaylord, Michigan 49734, Attention: Diane House, or hand-delivered to Ms. House before the vote at the meeting.

Voting and Solicitation

Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. Shareholders do not have the right to cumulate votes in the election of directors.

We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and regular employees may solicit proxies personally, by e-mail, telephone, fax or special letter, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of common stock held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

Quorum; Abstentions; Broker Non-Votes

The presence, in person or by proxy, of the holders of at least of a majority of the shares of common stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of September 30, 2003, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director and nominee for director, (c) our Named Executive Officers (as defined herein), and (d) all directors and executive officers as a group. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Except as otherwise noted below, we know of no agreements among our shareholders which relate to voting or investment power with respect to our common stock.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(1)	Percent Of Class(2)
Wayne County Employees’ Retirement System(3) 28 West Adams, Suite 1900 Detroit, Michigan 48226	512,155	38.6%
William F. Rolinski 5242 Greenview Drive Gaylord, Michigan 49735	120,001	13.9%
Tina Murphy 750 Woodcrest Gaylord, Michigan 49735	90,715	10.5%
Thomas E. Zuhl(4)	50,112	5.5%
Michael G. Eyde(5) 6250 West Michigan Avenue Lansing, Michigan 48917	45,782	5.1%
Anthony P. Dombrowski(6)	27,705	3.1%
Timothy J. Pugh(7) 4404 Hickorywood Okemos, Michigan 48864	10,713	1.2%
Jonathon D. Ahlbrand(8)	9,939	1.1%
Mark S. Provenzano(9)	9,285	1.1%
Matthew P. Cullen(7)	7,142	*
Ronald Yee(10)	512,512	38.6%
Richard A. Noelke	71	*
All directors and executive officers as a group (7 persons)(11)	616,766	43.4%

*                    Represents less than one percent.

   (1)      Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of September 30, 2003. Unless otherwise indicated, the address of each shareholder is c/o Big Buck Brewery & Steakhouse, Inc., 550 South Wisconsin Street, Gaylord, Michigan 49734.

   (2)      Percentage of beneficial ownership is based on 861,997 shares outstanding as of September 30, 2003. Shares issuable pursuant to derivative securities are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

   (3)      Includes 28,571 shares purchasable upon the exercise of a warrant and 437,383 shares purchasable upon the conversion of promissory notes.

   (4)      Includes 2,380 shares purchasable upon the exercise of options, 16,496 shares purchasable upon the conversion of a promissory note and 27,793 shares purchasable upon the conversion of a promissory note held by Pac Rim Associates, Inc.

   (5)      Includes 28,570 shares purchasable upon the conversion of promissory notes.

   (6)      Includes 26,848 shares purchasable upon the exercise of options.

   (7)      Represents shares purchasable upon the exercise of options.

   (8)      Represents 7,856 shares purchasable upon the exercise of options and 2,083 shares purchasable upon the exercise of a warrant held by Seger Financial, Inc.

   (9)      Represents 2,142 shares purchasable upon the exercise of options and 7,143 shares held by Columbia Construction Services—Michigan, Inc.

(10)      Mr. Yee disclaims beneficial ownership of the securities owned by Wayne County Employees’ Retirement System.

(11)      Includes 46,368 shares purchasable upon the exercise of options, 30,654 shares purchasable upon the exercise of warrants and 481,672 shares purchasable upon the conversion of promissory notes.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

Five persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no family relationships between any director or officer.

It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees listed in the table below, except for those proxies that withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the proxies may recommend in the place of such nominee. We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for the board of directors. The board of directors recommends that shareholders vote for the nominees listed below.

Name	Age	Principal Occupation	Position with Big Buck	Director Since
Anthony P. Dombrowski	42	President, Chief Executive Officer, Chief Financial Officer and Treasurer of Big Buck	President, Chief Executive Officer, Chief Financial Officer and Treasurer	2003
Richard A. Noelke	52	Deputy Director of Wayne County Employees’ Retirement System	Director	2001
Mark S. Provenzano	46	President of Columbia Construction Services	Director	2002
Ronald Yee	51	Director of Wayne County Employees’ Retirement System	Director	2002
Thomas E. Zuhl	43	Owner of Pac Rim Associates, Inc.	Director	2002

Business Experience

Anthony P. Dombrowski became the President and Chief Executive Officer of our company in March 2003. He has also served as the Chief Financial Officer and Treasurer of our company since May 1996. Mr. Dombrowski joined our board of directors in September 2003. He acted as a consultant to our company, in the capacity of Chief Financial Officer, from January 1996 to May 1996. From February 1995 to May 1996, Mr. Dombrowski operated his own financial and consulting business. From May 1989 to January 1995, Mr. Dombrowski was the Chief Financial Officer of Ward Lake Energy, Inc.,

an independent producer of natural gas in Michigan. Mr. Dombrowski began his career with Price Waterhouse LLP in 1982.

Richard A. Noelke became a director in December 2001. Mr. Noelke has served as the Deputy Director of WCERS since February 1997. Mr. Noelke was an elected Trustee of WCERS for ten years prior to becoming Deputy Director. He has been employed with Wayne County, Michigan, for the past 26 years, including ten years as an Accountant and Supervisor of Accounting, and ten years as the Assistant Finance Director, at Detroit Metropolitan Wayne County Airport. WCERS beneficially owns approximately 38.6% of our common stock. For more information regarding our transactions with WCERS, please review “Certain Relationships and Related Transactions.”

Mark S. Provenzano became a director in February 2002. He is the President and a shareholder of Columbia Construction Services, a general contracting and construction management firm he founded in 1981. Columbia specializes in hospitality, restaurant and retail construction in the Eastern United States. Mr. Provenzano is also the President and a shareholder of Supreme Heating and Supply Co, Inc., a family-operated firm started in 1950 by his father. Supreme provides HVAC services throughout Southeastern Michigan. Columbia, which beneficially owns less than one percent of our common stock, has provided certain services to our company pursuant to a Master Agreement for Program Management Services. Supreme has also provided certain mechanical repair services to our company at our Auburn Hills unit. For more information regarding our transactions with Columbia and Supreme, please review “Certain Relationships and Related Transactions.”

Ronald Yee became a director in February 2002. He has served as Director of WCERS since February 1997. Prior to that, he was WCERS’ Deputy Director for six years. Mr. Yee also served as Wayne County’s Risk Manager, Chief Labor Relations Analyst, Director of Administration for Personnel as well as other professional level positions during his 29-year career. WCERS beneficially owns approximately 38.6% of our common stock. For more information regarding our transactions with WCERS, please review “Certain Relationships and Related Transactions.”

Thomas E. Zuhl became a director in January 2002. Mr. Zuhl has owned Pac Rim Associates, Inc., an automotive parts manufacturer’s representative company, since October 1991. He also owns Up North Adventures, Inc. and Tried and True Builders, LLC. Mr. Zuhl was Director of International Programs for Magee Industrial Enterprises from March 1987 to August 1991. From September 1984 to February 1987, he was a National Account Sales Manager for Xerox Corporation. Mr. Zuhl beneficially owns 5.5% of our common stock. In July 2001, we entered into a license agreement with Up North Adventures. For more information regarding our transactions with Up North Adventures, Pac Rim Associates and Mr. Zuhl, please review “Certain Relationships and Related Transactions.”

Board Meetings and Committees

The board of directors held five meetings during our last fiscal year. Each of the then incumbent directors attended at least 75% of the meetings of the board and of those committees on which he served, except that Mr. Matthew P. Cullen was unable to attend two board meetings and Mr. Siwecki was unable to attend four board meetings. The board of directors has also established audit, compensation and executive committees. Our audit and compensation committees consist of only non-employee directors.

The audit committee, which consisted of Messrs. Noelke, Provenzano and Zuhl during our last fiscal year, is responsible for appointing independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring our financial policies and control procedures, reviewing and monitoring the provision of non-audit services by our independent auditors and reviewing all potential conflict of interest situations. Our board of directors has adopted a written charter for the audit committee, a copy of which was filed as an attachment to the proxy statement for our 2001 Annual Meeting of Shareholders. Such charter specifies that the audit committee is composed of two or more directors, a majority of whom must be independent directors, and free from any relationship that, in the opinion of the board, would interfere with the exercise of independent judgment as a member of the audit committee. The audit committee met four times during our last fiscal year.

The compensation committee, which consisted of Messrs. Jonathan A. Ahlbrand, Cullen and Noelke during our last fiscal year, determines and establishes the salaries, bonuses and other compensation of our executive officers. The compensation committee did not meet during our last fiscal year.

The executive committee, which consisted of Messrs. Ahlbrand, Cullen and William F. Rolinski during our last fiscal year, is responsible for reviewing and approving financing of our company. The executive committee did not meet during our last fiscal year.

Audit Committee Report

The audit committee met with our independent auditors and management in March 2003. At such meeting, the audit committee:

•       reviewed and discussed the audited financial statements with respect to the year ended December 29, 2002, with management;

•       discussed with Plante & Moran, PLLC the matters required to be discussed by Statement on Auditing Standards No. 61; and

•       discussed with Plante & Moran, PLLC their independence.

Prior to such meeting, the audit committee received the written disclosures and the letter from Plante & Moran, PLLC required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees). Based upon the foregoing review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 29, 2002, for filing with the SEC.

/s/ Richard A. Noelke, Chairman
/s/ Mark S. Provenzano
/s/ Thomas E. Zuhl

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our Chief Executive Officer, our former Chief Executive Officer and the other highest paid executive officers (the “Named Executive Officers”) during the three most recent fiscal years.

Summary Compensation Table

				Long-Term Compensation
		Annual Compensation		Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options
William F. Rolinski(1)	2002	$182,106	$0	0
Former President, Chief Executive	2001	$188,279	$0	0
Officer and Chairman of the Board	2000	$153,247	$0	4,576
Anthony P. Dombrowski(2)	2002	$130,500	$0	0
President, Chief Executive Officer,	2001	$108,953	$0	8,571
Chief Financial Officer and Treasurer	2000	$94,742	$0	2,136
Timothy J. Pugh(3)	2002	$127,500	$36,250	0
Chief Operating Officer	2001	$119,365	$0	10,713
	2000	$10,346	$0	0

(1)          Mr. Rolinski resigned as our President, Chief Executive Officer and Chairman of the Board on March 1, 2003.

(2)          Mr. Dombrowski was named President and Chief Executive Officer on March 1, 2003.

(3)          Mr. Pugh joined our company as Executive Vice President of Operations in December 2000. He was promoted to Chief Operating Officer in May 2002. He resigned as Chief Operating Officer on September 18, 2003.

No stock options or stock appreciation rights were granted to the Named Executive Officers during 2002.

The following table sets forth information concerning the unexercised options held by the Named Executive Officers as of the end of the last fiscal year. No stock options were exercised by the Named Executive Officers during the last fiscal year. No stock appreciation rights were exercised by the Named Executive Officers during the last fiscal year or were outstanding at the end of that year.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

	Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
William F. Rolinski	19,575	0	$0	N/A
Anthony P. Dombrowski	26,848	0	$0	N/A
Timothy J. Pugh	10,713	0	$0	N/A

(1)          Market value of underlying securities at fiscal year end minus the exercise price.

Compensation of Directors

Directors who are also our employees receive no remuneration for services as members of the board or any board committee. Each non-employee director receives $500 for each regularly scheduled meeting of the board he attends. Effective July 1, 2001, our board resolved to pay each non-employee director who serves on our executive committee $3,000 per month for such service. To date, we have not made such payments. Our directors are reimbursed for expenses incurred solely in connection with our business purposes. During 2002, our non-employee directors received the options described below.

On December 1, 2002, pursuant to the automatic grant provisions of the 2000 Stock Option Plan, we granted (1) an option for the purchase of 20,000 shares of common stock to each non-employee director and (2) an option for the purchase of 10,000 shares of common stock to each non-employee member of the Executive Committee of the board. We automatically grant such options annually for each year of continued service. Any person who first becomes eligible to receive a grant pursuant to this provision of the 2000 Stock Option Plan following any December 1, will automatically receive a pro rata portion of such grant upon their appointment to such position. Each option is granted at fair market value on the date of grant, vests one year after the date of grant and expires ten years after the date of grant. Messrs. Noelke and Yee have declined to accept the options to which they would otherwise have been entitled under the 2000 Stock Option Plan.

Employment Contracts and Termination of Employment, and Change-in-Control Arrangements

In May 2002, we entered into an employment agreement with our then Executive Vice President of Operations Timothy J. Pugh. Mr. Pugh was promoted to Chief Operating Officer in May 2002. He resigned as Chief Operating Officer in September 2003. The agreement provided for an annual base salary of $127,500, annual bonus potential based upon financial performance measures at the operating units, and benefits made available to other executives. The agreement was terminable by either party, at any time, with or without cause. If Mr. Pugh had been terminated without cause prior to the third anniversary of the agreement, we would have been obligated to pay him an amount equal to six months’ salary.

In February 2003, we entered into an employment agreement with our then Chief Financial Officer and Treasurer Anthony P. Dombrowski. Mr. Dombrowski assumed the additional positions of President and Chief Executive Officer in March 2003. The agreement provides for an annual base salary of $133,000, five weeks paid vacation per year, and benefits made available to other executives. The agreement is terminable by either party, at any time, with or without cause. However, if Mr. Dombrowski is terminated without cause prior to the third anniversary of the agreement, we will be obligated to pay him an amount equal to six months’ salary.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

The audit committee has appointed Plante & Moran, PLLC as our independent auditors for the fiscal year ending December 28, 2003. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment the audit committee will select another firm of independent public accountants. Representatives of Plante & Moran, PLLC are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

Plante & Moran, PLLC provided audit and non-audit services to us in 2002, the aggregate fees and expenses of which are shown below.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of our annual financial statements for the most recent fiscal year and the reviews of the financial statements included in our Forms 10-QSB for that fiscal year were $54,000.

All Other Fees

The aggregate fees billed for services rendered by our principal accountant, other than the services described in the preceding paragraph, for our most recent fiscal year were $27,000.

The audit committee has considered whether the provision of the services described in the preceding paragraph is compatible with maintaining our principal accountant’s independence.

Recommendation

The audit committee unanimously recommends a vote for the ratification of the appointment of Plante & Moran, PLLC as our independent auditors for the fiscal year ending December 28, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Wayne County Employees’ Retirement System and Relationships with Ronald Yee and Richard A. Noelke

We have obtained certain debt financing from WCERS. We have not made any required debt service payments to WCERS since September 2001. On February 1, 2003, the entire $8,912,786 principal amount of the secured debt held by WCERS became due and payable. As of September 30, 2003, we had defaulted on approximately $10.7 million of principal and interest payments to WCERS. A first priority lien in favor of WCERS on all of our assets secures this indebtedness. As of September 30, 2003, WCERS beneficially owned approximately 38.6% of our common stock. Ronald Yee, who became one of our directors in February 2002, serves as Director of WCERS. Richard A. Noelke, who became one of our directors in December 2001, serves as Deputy Director of WCERS. For more information regarding our transactions with WCERS, please review “Management’s Discussion and Analysis—Liquidity and Capital Resources” in the Annual Report on Form 10-KSB delivered with this proxy statement.

Agreements with Michael G. Eyde

We have entered into certain sale/leaseback transactions with Michael G. Eyde. As of September 30, 2003, Mr. Eyde beneficially owned approximately 5.1% of our common stock. For more information regarding our transactions with Mr. Eyde, please review “Description of Property—Grand Rapids and

Auburn Hills” in the Annual Report on Form 10-KSB delivered with this proxy statement. On September 21, 2003, we closed our Grand Rapids unit. We are in negotiations with our landlord regarding the termination of such lease. During fiscal year 2002, we recorded non-cash asset impairment charges of $800,000 to write-down the building and improvements of the Grand Rapids unit.

Agreements with Up North Adventures, Transactions with Pac Rim Associates and Thomas E. Zuhl, and Relationship with Thomas E. Zuhl

In July 2001, we granted an exclusive license to Up North Adventures, Inc. (1) to use our intellectual property, (2) to import, sell and distribute our products, and (3) to open and operate our restaurants, in Japan, Thailand, Malaysia and Singapore. In consideration of such rights, the licensee, an entity owned by Thomas E. Zuhl, will pay us one and one half percent of its gross receipts for products sold in the territory for the first 24 months after the first Big Buck restaurant is opened. For the remainder of the 25-year term, the royalty amount will increase to two percent. In July 2001, we issued a convertible subordinated promissory note in the principal amount of $100,000 to Thomas E. Zuhl. This note matured in July 2002. It may be converted into 16,496 shares of common stock at a conversion price of $6.062 per share. In December 2001, we issued a convertible subordinated promissory note in the principal amount of $100,000 to Pac Rim Associates, Inc. Such entity is owned by Mr. Zuhl. This note matured in December 2002. It may be converted into 27,793 shares of common stock at a conversion price of $3.598 per share. As of September 30, 2003, we had defaulted on the payment of approximately $200,000 of principal and interest payments on these notes. In January 2002, Mr. Zuhl became one of our directors.

Agreements and Transactions with Columbia Construction Services, Transactions with Supreme Heating and Supply Co, Inc., and Relationship with Mark S. Provenzano

In January 2001, we entered into a Master Agreement for Program Management Services with Columbia Construction Services—Michigan, Inc. Pursuant to this agreement, Columbia provided us with certain project-specific construction management services and advice regarding development, design and construction issues related to our restaurant business. Mark S. Provenzano, who became one of our directors in February 2002, is President and a shareholder of Columbia. Under the agreement, Columbia conducted certain demolition and construction work in connection with the Nashville location. For such services, we paid Columbia $212,423 during 2001 and $104,117 during 2002. Columbia also provided us with advisory services in connection with our former construction litigation. For such services, we paid Columbia $79,613 during 2001 and $24,000 during 2002. Our agreement also provides that we will reimburse Columbia, at actual cost plus 15%, for all reimbursable costs incurred by it in connection with project-specific construction management services as well as advisory services. We did not pay Columbia for any project-specific construction management services during 2002 because we had no pending projects during such fiscal year. Effective February 9, 2001, we issued 7,142 shares of common stock to Columbia as compensation for field audit services provided by such entity to us in connection with the Grapevine unit. During 2002, we paid Supreme Heating and Supply Co, Inc. $17,456 for mechanical repair services on the HVAC system at our Auburn Hills unit. Mr. Provenzano is President and a shareholder of Supreme.

Transaction with Seger Financial, Agreements with Private Equity, and Relationship with Jonathon D. Ahlbrand

On November 20, 1998, we issued a five-year warrant, exercisable at $2.7625 per share, for the purchase of 2,083 shares of our common stock to Seger Financial, Inc. This issuance was made in connection with the $1.4 million debt financing which Seger Financial obtained for us from Crestmark Bank. In addition, we paid Seger Financial a commission of 5% of the total amount of the debt placed ($70,000). Private Equity, LLC, an entity of which Jonathon D. Ahlbrand, who became one of our directors in January 2001, is a managing member, performed certain consulting and advisory services for Seger

Financial from April 1998 to July 1998. In connection with the dissolution of such relationship, Mr. Ahlbrand came to beneficially own the securities underlying the foregoing warrant and was paid $17,500 of the above-referenced commissions.

On September 17, 1999, we entered into a consulting services agreement with Private Equity, LLC. Pursuant to this agreement, Private Equity agreed to provide advice, recommendations and introductions regarding financing options, market conditions, program structure and strategic options, including acquisitions and mergers. We agreed to bear all reasonable costs and expenses associated with such consulting efforts. We reimbursed Private Equity for $22,400 of costs and expenses during 2000. In addition, we issued warrants to purchase an aggregate of 28,571 shares of our common stock to Private Equity. Mr. Ahlbrand, who became one of our directors in January 2001, has served as a managing member of Private Equity since April 1998. All of such warrants expired unexercised on October 1, 2002.

Employment Agreements with Anthony P. Dombrowski and Timothy J. Pugh

One executive officer has, and one former executive officer had, an employment agreement with our company. For more information regarding such agreements, please review “Executive Compensation—Employment Contracts and Termination of Employment, and Change-in-Control Arrangements.”

General

All future transactions between us and our officers, directors and principal shareholders and their affiliates will be approved by a majority of the board, including a majority of the independent and disinterested non-employee directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met, except that the following reports were not filed on a timely basis:  one report on Form 3 regarding the appointment of Ronald Yee to our board of directors on February 19, 2002; one report on Form 3 regarding the appointment of Mark S. Provenzano to our board of directors on February 19, 2002; and one report on Form 4 regarding the automatic grant of an option for the purchase of 15,000 shares of our common stock under our 2000 Stock Option Plan to Mark S. Provenzano on February 19, 2002.

SHAREHOLDER PROPOSALS
FOR THE 2004 ANNUAL MEETING

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Big Buck Brewery & Steakhouse, Inc., 550 South Wisconsin Street, Gaylord, Michigan 49734, Attention: Anthony P. Dombrowski, no later than June 24, 2004. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of shareholders after September 7, 2004, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

ANNUAL REPORT ON FORM 10-KSB

A copy of our annual report on Form 10-KSB for the fiscal year ended December 29, 2002, as filed with the SEC, including the financial statements and financial statement schedules thereto, accompanies this notice of annual meeting, proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-KSB, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Diane House, Secretary, at our principal address.

Sincerely,

Big Buck Brewery & Steakhouse, Inc.

Anthony P. Dombrowski
President, Chief Executive Officer,
Chief Financial Officer and Treasurer

Gaylord, Michigan
October 22, 2003

BIG BUCK BREWERY &
STEAKHOUSE, INC.

BIG BUCK BREWERY & STEAKHOUSE, INC. 550 South Wisconsin Street Gaylord, Michigan 49734	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of Big Buck Brewery & Steakhouse, Inc., a Michigan corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated October 22, 2003, and hereby appoints Mark S. Provenzano and Anthony P. Dombrowski, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of Big Buck Brewery & Steakhouse, Inc. to be held at the Big Buck Brewery & Steakhouse, 2550 Takata Drive, Auburn Hills, Michigan 48326, on Monday, December 1, 2003, at 10:00 a.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of Big Buck Brewery & Steakhouse, Inc. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

See reverse for voting instructions

\*/ Please detach here \*/

1.	To elect five directors for the ensuing year and until their successors shall be elected and duly qualified.			☐	FOR all nominees listed	☐	WITHHOLD AUTHORITY
	01 Anthony P. Dombrowski	02 Richard A. Noelke	03 Mark S. Provenzano		at left (except as marked		to vote for all nominees
	04 Ronald Yee	05 Thomas E. Zuhl			to the contrary below)		listed at left

(Instructions: To to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify the appointment of Plante & Moran, PLLC as our independent auditors for the fiscal year ending December 28, 2003.			☐	For ☐ Against ☐ Abstain

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
Address Change? Mark Box ☐ Indicate changes below:				Dated:				, 2003

Signature(s) in Box
(If there are co-owners both must sign)
Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.